As filed with the Securities and Exchange Commission on October 25, 2004
                                                     Registration No. 333-31226
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                   -----------

                            Broadband HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]


          Delaware                           6211                         13-5674085
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)    Classification Code Number)                Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   -----------

                                   Copies to:

            Judith Witterschein, Esq.                    Andrew B. Janszky, Esq.
               Corporate Secretary                       Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
   (Name, address, including zip code, and
        telephone number, including area
           code, of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

PROSPECTUS



                            [BROADBAND HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                             Broadband HOLDRS Trust

     The Broadband HOLDRS(SM) Trust issues Depositary Receipts called Broadband HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market products and services which facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The Bank of New York is the trustee. You only may acquire, hold or transfer Broadband HOLDRS in a round-lot amount of 100 Broadband HOLDRS or round-lot multiples. Broadband HOLDRS are separate from the underlying deposited common stocks that are represented by the Broadband HOLDRS. For a list of the names and the number of shares of the companies that make up a Broadband HOLDR, see "Highlights of Broadband HOLDRS--The Broadband HOLDRS" starting on page 10. The Broadband HOLDRS trust will issue Broadband HOLDRS on a continuous basis.

     Investing in Broadband HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Broadband HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Broadband HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

     The Broadband HOLDRS are listed on the American Stock Exchange under the symbol "BDH." On October 20, 2004 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $15.87.

                                 ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                The date of this prospectus is October 25, 2004.

    "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                           Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SUMMARY  .....................................................................3
RISK FACTORS..................................................................4
HIGHLIGHTS OF BROADBAND HOLDRS...............................................10
THE TRUST....................................................................19
DESCRIPTION OF BROADBAND HOLDRS..............................................19
DESCRIPTION OF THE UNDERLYING SECURITIES.....................................20
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT................................22
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES................................26
ERISA CONSIDERATIONS.........................................................30
PLAN OF DISTRIBUTION.........................................................30
LEGAL MATTERS................................................................31
WHERE YOU CAN FIND MORE INFORMATION..........................................31


                               -------------------

     This prospectus contains information you should consider when making your investment decision. With respect to information about Broadband HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Broadband HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Broadband HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Broadband HOLDRS or of the underlying securities through an investment in the Broadband HOLDRS.

                                     SUMMARY

     The Broadband HOLDRS trust was formed under the depositary trust agreement, dated as of March 22, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the broadband industry. Companies involved in the broadband industry develop, manufacture and market products and services which, among other things, facilitate the transmission of data, video and voice more quickly and more efficiently than traditional telephone line communications. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Broadband HOLDRS is specified under "Highlights of Broadband HOLDRS--The Broadband HOLDRS." This group of common stocks, and the securities of any company that may be added to the Broadband HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 22 companies included in the Broadband HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Broadband HOLDRS are separate from the underlying common stocks that are represented by the Broadband HOLDRS. On October 20, 2004 there were 6,850,600 Broadband HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Broadband HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Broadband HOLDRS, including the risks associated with a concentrated investment in broadband companies.

General Risk Factors

     o Loss of investment. Because the value of Broadband HOLDRS directly relater to the value of the underlying securities, you may lose a substantial portion of your investment in the Broadband HOLDRS if the underlying securities decline in value.

     o Discount trading price. Broadband HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Broadband HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the broadband industry. At the time of the initial offering, the companies included in the Broadband HOLDRS were generally considered to be involved in various aspects of the broadband industry. However, the market price of the underlying securities and the Broadband HOLDRS may not necessarily follow the price movements of the entire broadband industry. If the underlying securities decline in value, your investment in the Broadband HOLDRS will decline in value, even if common stock prices of companies involved in the broadband industry generally increase in value. In addition, since the time of the initial offering, the companies included in the Broadband HOLDRS may not be involved in the broadband industry. In this case, the Broadband HOLDRS may not consist of securities issued only by companies involved in the broadband industry.

     o Not necessarily comprised of solely broadband companies. As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Broadband HOLDRS and that are not involved in the broadband industry may be included in the Broadband HOLDRS. The securities of a new company will only be distributed from the Broadband HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in Broadband HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sector classifications, the use of GICS sectors to determine whether a new company will be included in the Broadband HOLDRS provides no assurance that each new company included in the Broadband HOLDRS will be involved in the broadband industry. Currently, the underlying securities included in the Broadband HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Broadband HOLDRS yet not be involved in the broadband industry. In addition the GICS sector classifications of securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Broadband HOLDRS, which may also result in the inclusion in the Broadband HOLDRS of the securities of a new company that is not involved in the broadband industry.

     o No investigation of underlying securities. The underlying securities initially included in the Broadband HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the broadband industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Broadband HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Broadband HOLDRS may not necessarily be a diversified investment in the broadband industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Broadband HOLDRS, may also reduce diversification. Broadband HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security, or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Broadband HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Broadband HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Broadband HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Broadband HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Broadband HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Broadband HOLDRS, you will not be able to trade Broadband HOLDRS and you will only be able to trade the underlying securities if you cancel your Broadband HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Broadband HOLDRS. If the Broadband HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Broadband HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. There are currently 22 companies whose securities are included in the Broadband HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Broadband HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Broadband HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Broadband industry

     o The stock prices of companies involved in the broadband industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Broadband HOLDRS, and you could lose a substantial part of your investment. The trading prices of the common stocks of broadband companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

     o    general market fluctuations;

     o actual or anticipated variations in companies' quarterly operating results;

     o announcements of technological innovations or new services by competitors of the companies included in the Broadband HOLDRS;

     o announcements by broadband companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     o    failure to integrate or realize projected benefits from acquisitions;

     o    unscheduled system downtime;

     o    changes in government regulations;

     o    fluctuations in quarterly and annual operating results; and

     o    difficulty in obtaining additional financing.

     In addition, the trading prices of broadband stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many broadband stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of broadband companies, generally, could depress the stock prices of a broadband company regardless of broadband companies results. The sharp decline in the market price of many broadband and broadband-related companies since early 2000 is an example of this effect. Other broad market and industry factors may decrease the stock price of broadband stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of broadband stocks.

     As a result of fluctuations in the trading prices of the companies included in the Broadband HOLDRS, the trading price of Broadband HOLDRS has fluctuated significantly. The initial offering price of a Broadband HOLDR, on April 5, 2000, was $94.32 and during 2003, the price of a Broadband HOLDR reached a high of $13.64 and a low of $7.54.

o Reduced demand for broadband products and services, underutilization of broadband capacity and other factors could adversely impact the operating results of companies whose common stocks are included in

     Broadband HOLDRS. During the 1990's and continuing into 2000, the broadband industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Recently, many of the companies whose common stocks are included in Broadband HOLDRS were adversely affected by the general economic slowdown and an abrupt decline in demand for many broadband products and services. This has had a significant negative impact on the market price of Broadband HOLDRS. There can be no assurance that these negative economic conditions will improve in the near term.

o The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by broadband companies. The Internet, cable and telecommunications markets which broadband companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, and changing customer demands. The success of many broadband companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many broadband companies. New product research and development may be costly and time-consuming. Many broadband companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition.

o Some of the companies involved in the broadband industry are also engaged in other lines of business unrelated to the broadband industry, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Broadband HOLDRS have lines of business that do not relate to the broadband industry and which may present additional risks not mentioned in this prospectus. The operating results of these broadband companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the broadband industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

o Many broadband companies have developed new technologies and created new standards for the broadband industry and currently rely on a limited number of customers as purchasers of their products. Several broadband companies currently rely on a limited number of customers for their broadband products and services. If new customers do not adopt these technologies for their own systems, the operating results and financial condition of these broadband companies may be adversely affected. In addition, many broadband technologies are marketed to cable operators. The cable industry is undergoing significant consolidation, and a limited number of cable operators control a large percentage of the cable industry. Therefore, the number of new customers may be limited, and if the leading cable operators do not adopt a broadband company's products and services, its operating results and financial conditions may be adversely affected.

o Many broadband companies rely on a single supplier or a limited number of suppliers for the components used in their products, and if quality components are not delivered by the suppliers on a timely basis, these companies will not be able to deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many broadband companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties supply or manufacturing could adversely affect many broadband companies ability to deliver their products and meet customer needs. There can be no assurance that broadband companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

o The broadband industry is very competitive, and a broadband company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Broadband access services can be based on several different technologies, and the competition among broadband companies to convince a provider to select its technology can be intense. The broadband market is new and rapidly evolving and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies which compete with, or make obsolete, the existing technologies. Many broadband companies face significant competition from other companies which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many broadband companies are active acquirers of other companies as part of their business plans. There can be no assurance that many broadband companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can also no be no assurance that many broadband companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, broadband companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

o Many broadband companies are subject to telecommunications industry regulations, which could adversely affect the nature and extent of the services offered. Many aspects of the telecommunications industry are subject to regulation at the federal, state and local levels. The regulatory entities that have jurisdiction over many broadband companies business may adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. There can be no assurances that changes in the regulatory environment will not adversely affect the nature and extent of the services offered.

o The international operations of many broadband companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many broadband companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

     o    general economic, social and political conditions;

     o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

     o differing tax rates, tariffs, exchange controls or other similar restrictions;

     o    currency fluctuations; and

     o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

o Many broadband companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. The success of many broadband companies is highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these broadband companies will be able to continue to attract and retain qualified personnel.

o Inability to adequately protect proprietary rights may harm the competitive positions of many broadband companies. Many broadband companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, broadband companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require broadband companies to enter into royalty or licensing agreements.

o Companies whose securities are included in the Broadband HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Broadband HOLDRS. Companies whose securities are included in Broadband HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Broadband HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the broadband industry.

                         HIGHLIGHTS OF BROADBAND HOLDRS

     This discussion highlights information regarding Broadband HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Broadband HOLDRS.


Issuer....................... Broadband HOLDRS Trust.

The  trust................... The Broadband HOLDRS Trust was formed under the depositary trust agreement, dated as of March 22, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Broadband HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor.............Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.......................The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Broadband HOLDRS representing the underlying securities issued by the Trust. The trustee holds the underlying securities on behalf of Broadband HOLDRS.


Purpose of Broadband HOLDRS...Broadband HOLDRS are designed to achieve the following:

                              Diversification. Broadband HOLDRS are designed to allow you to diversify your investment in the broadband business through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of Broadband HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Broadband HOLDRS, and can cancel their Broadband HOLDRS to receive each of the underlying securities represented by the Broadband HOLDRS.

                              Transaction costs. The expenses associated with buying and selling Broadband HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets..................The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the broadband industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Distributions" and "--Reconstitution events." There are currently 22 companies included in the Broadband HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Broadband HOLDRS..........The trust has issued, and may continue to issue,
                              Broadband HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The Broadband HOLDRS themselves are separate from the underlying securities that are represented by the Broadband HOLDRS.

                              The following chart provides the

                                o  names of the 22 issuers of the
                                   underlying securities currently
                                   represented by a Broadband HOLDR,

                                o  stock ticker symbols,

                                o share amounts currently represented by a round-lot of 100 Broadband HOLDRS, and

                                o  principal U.S. market on which the
                                   shares of common stock of the selected
                                   companies are traded.

                                                                         Primary
                                                             Share       Trading
                 Name of Company                   Ticker   Amounts      Market
                 ---------------                   ------   -------      ------
                 Agere Systems Inc. Class A        AGR.A     0.312       NYSE
                 Agere Systems Inc. Class B        AGR.B     7.672       NYSE
                 Applied Micro Circuits
                    Corporation                    AMCC       2          NASDAQ
                 Broadcom Corporation              BRCM       2          NASDAQ
                 Ciena Corporation                 CIEN       2          NASDAQ
                 Comverse Technology, Inc.         CMVT       2          NASDAQ
                 Conexant Systems, Inc.            CNXT       2          NASDAQ
                 Copper Mountain Network,
                    Inc                            CMTN      0.1         NASDAQ
                 Corning, Inc.                     GLW        9          NYSE
                 JDS Uniphase
                    Corporation                    JDSU     11.8         NASDAQ
                 Lucent Technologies, Inc.         LU        29          NYSE
                 Mindspeed Technologies            MSPD    0.6667        AMEX
                 Motorola, Inc.                    MOT       18          NYSE
                 Nortel Networks Corporation       NT        28          NYSE
                 PMC-Sierra, Inc.                  PMCS       1          NASDAQ
                 Qualcomm Incorporated             QCOM      16          NASDAQ
                 RF Micro Devices, Inc.            RFMD       2          NASDAQ
                 Scientific-Atlanta, Inc.          SFA        2          NYSE
                 Skyworks Solutions, Inc.          SWKS     0.702        NASDAQ
                 Sycamore Networks, Inc.           SCMR       3          NASDAQ
                 Tellabs, Inc.                     TLAB       4          NASDAQ
                 Terayon Communications
                    Systems, Inc.                  TERN       2          NASDAQ


                                The companies whose common stocks were included in the Broadband HOLDRS at the time Broadband HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the broadband industry, as measured by market capitalization and trading volume on March 14, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                                The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

                                The number of outstanding Broadband HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Broadband HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.



Purchases.......................You may acquire Broadband HOLDRS in two ways:

                                    o  through an in-kind deposit of the
                                       required number of shares of common
                                       stock of the underlying issuers
                                       with the trustee, or

                                    o  through a cash purchase in the
                                       secondary trading market.


Issuance and cancellation fees..If you wish to create Broadband HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Broadband HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS.

Commissions.....................If you choose to deposit underlying securities in order to receive Broadband HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees....................The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to
Broadband HOLDRS................You have the right to withdraw the underlying securities upon request by delivering a
                                round-lot or integral multiple of a round-lot of Broadband HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the Broadband HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...........Broadband HOLDRS represents your beneficial ownership of the underlying securities. Owners of Broadband HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Broadband HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Broadband HOLDRS and the right to surrender Broadband HOLDRS to receive the underlying securities. Broadband HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Broadband HOLDRS. However, due to the nature of Broadband HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Broadband HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                A holder of Broadband HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Broadband HOLDRS would need to surrender their Broadband HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Broadband HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Broadband HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Broadband HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

                                There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Broadband HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Broadband HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Broadband HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -Withdrawal of underlying securities."


Ownership rights in fractional
shares in the underlying
securities......................As a result of distributions of securities by companies included in the Broadband HOLDRS or other corporate events, such as mergers, a Broadband HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

                                In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Broadband HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Broadband HOLDRS are outstanding and each round-lot of 100 Broadband HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Broadband HOLDRS. If holders of 50,000 round-lots of 100 Broadband HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100 Broadband HOLDRS vote their underlying securities "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events...........The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

                                A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

                                B.      If the SEC finds that an issuer of
                                        underlying securities should be
                                        registered as an investment company
                                        under the Investment Company Act of
                                        1940, and the trustee has actual
                                        knowledge of the SEC finding, then its
                                        securities will no longer be an
                                        underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

                                C.      If the underlying securities of an
                                        issuer cease to be outstanding as a
                                        result of a merger, consolidation, or
                                        other corporate combination or other
                                        event, the trustee will distribute the
                                        consideration paid by and received from
                                        the acquiring company or the securities
                                        received in exchange for the securities
                                        of the underlying issuer whose
                                        securities cease to be outstanding to
                                        the beneficial owners of Broadband
                                        HOLDRS, only if the distributed
                                        securities have a different Standard &
                                        Poor's GICS sector classification than
                                        any of the underlying securities
                                        represented in the Broadband HOLDRS at
                                        the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

                                D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

                                To the extent a distribution of underlying securities from the Broadband HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

                                In addition, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Broadband HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                It is anticipated, as a result of the broadly defined Standard & Poor's GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Broadband HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS or distributed to you.

Standard & Poor's sector
classifications.................Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

Termination events ............ A.      The Broadband HOLDRS are delisted from
                                        the American Stock Exchange and are not
                                        listed for trading on another U.S.
                                        national securities exchange or through
                                        the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted.

                                B.      The trustee resigns and no successor
                                        trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                                C.      Beneficial owners of at least 75% of
                                        outstanding Broadband HOLDRS vote to
                                        dissolve and liquidate the trust.

                                If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

                                Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal income
tax consequences................The United States federal income tax laws will treat a U.S. holder of Broadband HOLDRS as directly owning the underlying securities. The Broadband HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.........................The Broadband HOLDRS are listed on the American
                                Stock Exchange under the symbol "BDH." On
                                October 20, 2004 the last reported sale price of the Broadband HOLDRS on the American Stock Exchange was $15.87.

Trading.........................Investors are only able to acquire, hold, transfer and surrender a round-lot of 100
                                Broadband HOLDRS. Bid and ask prices, however, are quoted per single Broadband HOLDR.

Clearance and settlement........Broadband HOLDRS have been issued in book-entry form. Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Broadband HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Broadband HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depositary trust agreement, before you purchase Broadband HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Broadband HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of March 22, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Broadband HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Broadband HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Broadband HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF BROADBAND HOLDRS

     The trust has issued Broadband HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Broadband HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Broadband HOLDRS in a round-lot of 100 Broadband HOLDRS and round-lot multiples. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Broadband HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS.

     Broadband HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Broadband HOLDRS--The Broadband HOLDRS."

     Beneficial owners of Broadband HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Broadband HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Broadband HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Broadband HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Broadband HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Broadband HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

     Broadband HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Broadband HOLDRS are available only in book-entry form. Owners of Broadband HOLDRS hold their Broadband HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the broadband industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, as of the time of selection, among the largest capitalized and most liquid companies involved in the broadband business as measured by market capitalization and trading volume.

     The Broadband HOLDRS may no longer consist exclusively of securities issued by companies involved in the broadband industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the broadband business and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Broadband HOLDRS, please refer to "Highlights of Broadband HOLDRS--The Broadband HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Broadband HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 22 underlying securities currently represented by a single Broadband HOLDR, measured at the close of the business day on November 10, 1999, the first date when all of the underlying securities were publicly traded and thereafter as of the end of each month through August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                      Closing                        Closing                       Closing                      Closing
                      --------                       --------                      --------                     --------
      1999             Price           2000           Price          2001           Price         2002           Price
      ----             -----           ----           -----          ----           -----         ----           -----
November 10.......     66.17  January 31..........    81.64     January 31........  53.05       January 31.....  15.59
November 30.......     68.09  February 29.........   101.22     February 28.......  29.90       February 28....  12.32
December 31.......     87.92  March 31............   101.34     March 30..........  24.55       March 28.......  12.95
                              April 28............    87.58     April 30..........  27.28       April 30.......  11.50
                              May 31..............    77.32     May 31............  24.52       May 31.........  11.03
                              June 30.............    91.10     June 29...........  21.36       June 28........   8.23
                              July 31.............    87.99     July 31...........  20.42       July 31........   7.26
                              August 31...........    95.85     August 31.........  17.76       August 30......   7.38
                              September 29........    79.32     September 28......  14.30       September 30...   6.08
                              October 31..........    64.73     October 31........  16.01       October 31.....   7.12
                              November 30.........    48.85     November 30.......  18.71       November 29....   9.37
                              December 29.........    45.83     December 31.......  16.74       December 31....   7.62



                      Closing                        Closing
                      --------                       --------
      2003             Price           2004           Price
      ----             -----           ----           -----
January 31......         8.04   January 30.........    16.70
February 28.....         7.84   February 27........    17.22
March 31........         7.87   March 31...........    16.20
April 30........         7.99   April 30...........    14.71
May 30..........         9.30   May 28.............    15.82
June 30.........         9.51   June 30............    16.62
July 31.........         9.74   July 30............    14.58
August 29.......        10.93   August 31..........    14.69
September 30....        11.51
October 31......        13.14
November 28.....        13.21
December 31.....        13.47



                                [GRAPH OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of March 22, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Broadband HOLDRS, provides that Broadband HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for the Broadband HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Broadband HOLDRS. You may create and cancel Broadband HOLDRS only in round-lots of 100 Broadband HOLDRS. You may create Broadband HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Broadband HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Broadband HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Broadband HOLDRS, the trust may require a minimum of more than one round-lot of 100 Broadband HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Broadband HOLDRS. Similarly, you must surrender Broadband HOLDRS in integral multiples of 100 Broadband HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Broadband HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Broadband HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Broadband HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Broadband HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Broadband HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Broadband HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Broadband HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Broadband HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Broadband HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Broadband HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Broadband HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Broadband HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Broadband HOLDRS will be distributed from the Broadband HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Broadband HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the

Broadband HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Broadband HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Broadband HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Broadband HOLDRS.

     Further issuances of Broadband HOLDRS. The depositary trust agreement provides for further issuances of Broadband HOLDRS on a continuous basis without your consent.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Broadband HOLDRS will surrender their Broadband HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Broadband HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Broadband HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Broadband HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Broadband HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Broadband HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Broadband HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Broadband HOLDRS.

     Issuance and cancellation fees. If you wish to create Broadband HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS. If you wish to cancel your Broadband HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Broadband HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Broadband HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Broadband HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Broadband HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Broadband HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Broadband HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Broadband HOLDRS for:

     o    an individual who is a citizen or resident of the United States;

     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Broadband HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Broadband HOLDRS, and partners in such partnerships, should consult their tax advisors.

     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Broadband HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Broadband HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Broadband HOLDRS held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

     The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Broadband HOLDRS

     A receipt holder purchasing and owning Broadband HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Broadband HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Broadband HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such -dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Broadband HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Broadband HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Broadband HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Broadband HOLDRS. Similarly, with respect to sales of Broadband HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Broadband HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Broadband HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Broadband HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

          o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

          o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

          o a corporation that is incorporated in a possession of the United States,

but will not include:

          o    a passive foreign investment company (as defined below),

          o a foreign personal holding company (as specially defined in the Code), or

          o    a foreign investment company (as specially defined in the Code).

     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Broadband HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Broadband HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Broadband HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Broadband HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Broadband HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Broadband HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Broadband HOLDRS. The trust delivered the initial distribution of Broadband HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Broadband HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Broadband HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Broadband HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Broadband HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Broadband HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Broadband HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Broadband HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC AT 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect tot their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Broadband HOLDRS. This prospectus relates only to Broadband HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Broadband HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Broadband HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       AGERE SYSTEMS INC., CLASS A (AGRA)

     Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage, personal computer connectivity and multi-service networking applications. Agere's wireless data portfolio enables network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. Pursuant to a restructuring in fiscal 2003, Agere sold its optoelectronic components business, including the manufacturing facilities associated with that business, and closed two integrated circuit wafer manufacturing facilities. In addition, the Company acquired two privately held developers of Gigabit Ethernet (GbE) products and technology: Massana in August 2003 and TeraBlaze Inc. in January 2004. Agere's Class A common stock trades on the New York Stock Exchange under the symbol AGRA.


            Closing            Closing             Closing            Closing             Closing            Closing
   1999      Price     2000     Price     2001      Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----     ----      -----     ----     -----     ----      -----     ----     -----
January        *     January      *     January       *     January    5.12    January     1.77    January     3.85
February       *     February     *     February      *     February   4.00    February    1.61    February    3.88
March          *     March        *     March       6.19    March      3.89    March       1.60    March       3.21
April          *     April        *     April       7.00    April      4.24    April       1.79    April       2.26
May            *     May          *     May         7.00    May        3.12    May         2.44    May         2.54
June           *     June         *     June        7.30    June       1.40    June        2.33    June        2.30
July           *     July         *     July        5.53    July       1.90    July        2.81    July        1.24
August         *     August       *     August      5.10    August     1.59    August      3.02    August      1.21
September      *     September    *     September   4.14    September  1.10    September   3.07    September   1.05
October        *     October      *     October     4.60    October    0.87    October     3.48
November       *     November     *     November    5.16    November   1.38    November    3.54
December       *     December     *     December    5.69    December   1.44    December    3.05


The closing price on October 20, 2004 was $1.17.

                       AGERE SYSTEMS INC., CLASS B (AGRB)

     Agere Systems, Inc. provides advanced integrated circuit solutions for wireless data, high-density storage, personal computer connectivity and multi-service networking applications. Agere's wireless data portfolio enables network access and Internet connectivity through WiFi solutions. Agere also provides custom and standard multi-service networking solutions, such as broadband Ethernet components and wireless infrastructure chips, and integrated circuits for high-density storage applications. Agere's customers include PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. Pursuant to a restructuring in fiscal 2003, Agere sold its optoelectronic components business, including the manufacturing facilities associated with that business, and closed two integrated circuit wafer manufacturing facilities. In addition, the Company acquired two privately held developers of Gigabit Ethernet (GbE) products and technology: Massana in August 2003 and TeraBlaze Inc. in January 2004. Agere's Class B common stock trades on the New York Stock Exchange under the symbol of AGRB.


            Closing            Closing             Closing            Closing             Closing            Closing
   1999      Price     2000     Price     2001      Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----     ----      -----     ----     -----     ----      -----     ----     -----
January        *     January      *     January       *     January     *      January      1.74   January    3.65
February       *     February     *     February      *     February    *      February     1.53   February   3.71
March          *     March        *     March         *     March       *      March        1.50   March      3.12
April          *     April        *     April         *     April       *      April        1.71   April      2.17
May            *     May          *     May           *     May         *      May          2.34   May        2.45
June           *     June         *     June          *     June        1.50   June         2.30   June       2.15
July           *     July         *     July          *     July        1.95   July         2.65   July       1.13
August         *     August       *     August        *     August      1.54   August       2.85   August     1.19
September      *     September    *     September     *     September   0.99   September    2.89   September  1.02
October        *     October      *     October       *     October     0.93   October      3.39
November       *     November     *     November      *     November    1.41   November     3.38
December       *     December     *     December      *     December    1.40   December     2.90

The closing price on October 20, 2004 was $1.11.





                    APPLIED MICRO CIRCUITS CORPORATION (AMCC)

     Applied Micro Circuits Corporation designs, develops, manufacturers and markets components that are used in communications products and in the infrastructure for network communications products. Applied Micro Circuits focuses on developing technology for the high speed network applications which are used to connect companies' networks to each other and to the Internet. Applied Micro Circuits' customers include communications equipment manufacturers and its products are targeted at various communications semiconductor markets. Applied Micro Circuits provides its customers with a range of solutions, including physical media dependent devices, physical layer products, overhead processor products and higher layer products. In April 2004, the Company acquired 3ware, Inc., a provider of high-performance, high-capacity serial advanced technology attachment (SATA) storage solutions.



            Closing            Closing                Closing            Closing             Closing            Closing
   1999      Price     2000     Price       2001       Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----       ----       -----     ----     -----     ----      -----     ----     -----
January     5 1/4    January    36 15/16  January      73.50    January   10.17    January     3.62    January    7.31
February    4 29/32  February   68 49/64  February     26.75    February   7.69    February    3.49    February   6.47
March       5 11/32  March      75 1/32   March        16.50    March      8.00    March       3.26    March      5.71
April       6 43/64  April      64 7/16   April        26.02    April      6.75    April       4.47    April      4.45
May         7 25/64  May        49 5/8    May          18.07    May        6.15    May         5.03    May        5.39
June       10 9/32   June       49 3/8    June         17.20    June       4.73    June        6.04    June       5.32
July       11 3/4    July       74 5/8    July         17.14    July       4.61    July        5.73    July       3.60
August     11 17/32  August    101 15/32  August       14.27    August     3.85    August      5.82    August     3.35
September  14 1/4    September 103 17/32  September     6.99    September  2.86    September   4.86    September  3.13
October    19 29/64  October    76 7/16   October      11.03    October    3.90    October     5.82
November   20 25/32  November   48 7/16   November     13.63    November   4.56    November    6.49
December   31 13/16  December   75 3/64   December     11.32    December   3.69    December    5.97

The closing price on October 20, 2004 was $3.22.

                           BROADCOM CORPORATION (BRCM)

     Broadcom Corporation is a provider of integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. The Company designs, develops and supplies complete system-on-a-chip
(SoC) solutions, as well as related hardware and software system-level applications. The Company's product portfolio includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; voice over Internet protocol (VoIP) gateway and telephony systems; broadband network and security processors, and system input/output (I/O) server solutions.



            Closing            Closing               Closing             Closing            Closing               Closing
   1999      Price     2000     Price     2001        Price     2002      Price     2003     Price       2004      Price
   ----      -----     ----     -----     ----        -----     ----      -----     ----     -----       ----      -----
January     33 9/32  January   144 21/32  January     109.94  January     42.47   January     13.54    January     40.59
February    30 3/32  February  197 3/8    February     49.25  February    30.65   February    14.48    February    40.40
March       30 13/16 March     242 7/8    March        28.90  March       35.90   March       12.35    March       39.01
April       38 9/16  April     172 3/8    April        41.56  April       34.50   April       17.89    April       37.83
May         47 7/8   May       130 1/16   May          33.26  May         22.55   May         24.51    May         42.35
June        72 9/32  June      218 15/16  June         42.76  June        17.54   June        24.91    June        46.60
July        60 1/4   July      224 1/4    July         43.63  July        18.76   July        20.27    July        35.36
August      64 3/8   August    250        August       32.15  August      16.49   August      27.27    August      27.14
September   54 1/2   September 243 3/4    September    20.30  September   10.68   September   26.66    September   27.29
October     63 29/32 October   222 3/8    October      34.41  October     11.98   October     31.94
November    89 17/32 November   97 1/2    November     43.99  November    19.55   November    36.39
December   136 3/16  December   84        December     40.87  December    15.06   December    34.02


The closing price on October 20, 2004 was $28.22.




                            CIENA CORPORATION (CIEN)

     CIENA Corporation develops and markets products for the optical networking equipment market. CIENA provides products systems based on fiber optic cables and switches to manage network data traffic and other multi-purpose data delivery systems. CIENA's products enable carriers to manage network bandwidth efficiently, and its software-based tools are designed to enable accelerated deployment of services. CIENA's customers include local and long-distance telephone carriers, wireless and wholesale carriers, Internet service providers, systems integrators, governments, large businesses and non-profit institutions. CIENA also offers complete engineering, furnishing and installation services, as well as full-time customer support from locations worldwide.

     On August 29, 2003, CIENA acquired all of the outstanding capital stock of Akara Corporation. Akara was a privately held corporation providing SONET/SDH-based (Synchronous Optical Network Technologies/Synchronous Digital Hierarchy) extended storage solutions.


            Closing             Closing            Closing             Closing            Closing            Closing
   1999      Price     2000      Price     2001     Price     2002      Price     2003     Price     2004     Price
   ----      -----     ----      -----     ----     -----     ----      -----     ----     -----     ----     -----
January    10 3/32   January    32 13/16  January   90.06    January    12.70    January    5.80    January    7.25
February   13 15/16  February   79 29/32  February  67.19    February    7.76    February   5.42    February   5.73
March      11 1/4    March      63 1/16   March     41.75    March       9.00    March      4.37    March      4.97
April      11 3/4    April      61 13/16  April     55.06    April       7.49    April      4.88    April      4.13
May        14 3/8    May        59 27/32  May       54.15    May         5.66    May        5.75    May        3.59
June       15 3/32   June       83 11/32  June      38.00    June        4.19    June       5.17    June       3.7
July       16 7/8    July       71 1/16   July      33.14    July        4.03    July       5.76    July       2.82
August     17 9/16   August    110 27/32  August    17.12    August      4.05    August     6.50    August     1.82
September  18 1/4    September 122 13/16  September 10.29    September   2.97    September  5.86    September  1.98
October    17 5/8    October   105 1/8    October   16.26    October     3.68    October    6.41
November   21 31/32  November   75 15/16  November  17.75    November    6.65    November   7.08
December   28 3/4    December   81 1/4    December  14.31    December    5.14    December   6.56


The closing price on October 20, 2004 was $2.19.

                        COMVERSE TECHNOLOGY, INC. (CMVT)

     Comverse Technology, Inc. designs, develops, manufactures, markets and supports systems and software for multimedia, communications and information processing applications. Through its subsidiaries, Comverse offers telecommunications software, systems and related services for voice and data value-added enhanced services; analytic software-based solutions for communications interception, digital video security surveillance and business intelligence; and services that enable signaling software for wireless, wireline, and Internet communications. The Company provides services to wireless and wireline telecommunications network operators and service providers, call centers, government, public, and commercial organizations.


            Closing            Closing              Closing            Closing            Closing            Closing
   1999      Price     2000     Price     2001       Price     2002     Price     2003     Price     2004     Price
   ----      -----     ----     -----     ----       -----     ----     -----     ----     -----     ----     -----
January    28        January    71 11/16  January    113.31   January   21.37    January    9.52    January   17.55
February   23 59/64  February   98 7/16   February    74.94   February  15.65    February  10.20    February  19.72
March      28 21/64  March      94 1/2    March       58.89   March     12.67    March     11.31    March     18.14
April      32 1/16   April      89 3/16   April       68.50   April     12.03    April     13.04    April     16.36
May        33 25/32  May        91 3/8    May         58.00   May       11.85    May       15.27    May       17.67
June       37 3/4    June       93        June        57.10   June       9.26    June      15.01    June      19.94
July       37 25/32  July       87 3/4    July        28.28   July       7.96    July      14.67    July      17.06
August     39        August     91 15/16  August      25.14   August     8.18    August    16.40    August    17.51
September  47 5/32   September 108        September   20.48   September  6.99    September 14.97    September 18.83
October    56 3/4    October   111 3/4    October     18.81   October    7.20    October   18.04
November   60 7/16   November   83 3/16   November    21.39   November  12.12    November  19.19
December   72 3/8    December  118 5/8    December    22.37   December  10.02    December  17.59



The closing price on October 20, 2004 was $19.63.




                          CONEXANT SYSTEMS, INC. (CNXT)

     Conexant Systems, Inc. designs, develops and markets semiconductor system solutions for use in products related to digital home information and entertainment applications. Conexant's solutions connect the end customer side of communications access products, such as set-top boxes, residential gateways, PCs and game consoles, to audio, video and data services over broadband and dial-up Internet connections. The Company also offers media processing products that enable the capture, display, storage, playback and transfer of audio and video content.



            Closing            Closing              Closing            Closing            Closing            Closing
   1999      Price     2000     Price     2001       Price     2002     Price     2003     Price     2004     Price
   ----      -----     ----     -----     ----       -----     ----     -----     ----     -----     ----     -----
January      9 3/32  January    84 1/2   January     18.06    January   13.04    January   1.21     January    6.66
February     8 1/2   February   98 1/4   February    12.25    February  10.24    February  1.41     February   7.35
March      13 27/32  March      71       March        8.94    March     12.05    March     1.49     March      6.13
April      20 3/8    April      59 7/8   April       10.75    April     10.20    April     1.82     April      4.39
May        19 3/8    May        37 5/8   May          8.48    May        7.15    May       3.88     May        4.72
June       29 1/32   June       48 5/8   June         8.95    June       1.62    June      4.19     June       4.33
July       31 7/16   July       32       July         9.51    July       2.03    July      4.91     July       1.59
August     35 15/16  August     37 3/16  August      11.91    August     1.48    August    5.48     August     1.49
September  36 21/64  September  41 7/8   September    8.30    September  1.11    September 5.66     September  1.60
October    46 11/16  October    26 5/16  October     10.15    October    1.23    October   5.84
November   59 1/4    November   20 5/16  November    14.89    November   2.28    November  5.12
December   66 3/8    December   15 3/8   December    14.36    December   1.61    December  4.97

The closing price on October 20, 2004 was $1.71.

                      COPPER MOUNTAIN NETWORKS, INC. (CMTN)

     Copper Mountain Networks, Inc. supplies high-speed digital communications products that enable telecommunications service companies to provide advanced voice, video and data services as well as to build and expand broadband access networks. Copper Mountain produces broadband access equipment, including VantEdge Access Broadband Remote Access Servers, VantEdge Broadband Services Concentrators, CopperEdge DSL (digital subscriber line) Concentrators and CopperView Network Management Software Tools.



            Closing            Closing             Closing            Closing             Closing            Closing
   1999      Price     2000     Price     2001      Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----     ----      -----     ----     -----     ----      -----     ----     -----

January        *     January   552 1/2   January    76.90   January     13.30   January     4.79   January     12.25
February       *     February  869 3/8   February   40.90   February     8.60   February    5.19   February    11.01
March          *     March     819 3/8   March      33.90   March        9.50   March       6.05   March       11.22
April          *     April     833 3/4   April      27.70   April        7.50   April       6.21   April        9.86
May        320       May       835 5/8   May        37.40   May          8.30   May         9.10   May         12.69
June       386 1/4   June      881 1/4   June       41.00   June         8.40   June       10.80   June        12.49
July       605       July      788 19/32 July       32.80   July         3.85   July       10.85   July         8.17
August     585       August    599 3/8   August     15.10   August       3.70   August      9.80   August       6.57
September  438 1/8   September 375       September   8.00   September    3.83   September  10.50   September    3.51
October    368 3/4   October   114 3/8   October    11.50   October      3.47   October     7.97
November   417 3/16  November   61 1/4   November   16.50   November     3.99   November    9.41
December   487 1/2   December   59 1/16  December   16.90   December     4.26   December   10.77

The closing price on October 20, 2004 was $2.41.


                           CORNING, INCORPORATED (GLW)

     Corning, Incorporated is a technology-based company that develops and markets telecommunications and other specialized products. Corning operates in two business segments, Telecommunications and Technologies. The Telecommunications segment's products include optical fiber and cable as well as hardware and equipment for the worldwide telecommunications industry. The Technologies segment manufactures specialized products made for use in customer applications utilizing glass, glass ceramic and polymer technologies.


            Closing              Closing                  Closing             Closing             Closing            Closing
   1999      Price       2000     Price          2001      Price      2002     Price     2003      Price     2004     Price
   ----      -----       ----     -----          ----      -----      ----     -----     ----      -----     ----     -----

January    16 1/4      January     51 27/64    January     56.71    January     7.97   January      4.08   January     12.92
February   17 53/64    February    62 43/64    February    27.10    February    6.73   February     4.92   February    12.55
March      20          March       64 43/64    March       20.69    March       7.62   March        5.84   March       11.18
April      19 5/64     April       65 53/64    April       21.97    April       6.69   April        5.42   April       11.03
May        18 13/64    May         64 21/64    May         18.92    May         4.80   May          7.31   May         12.39
June       23 3/8      June        89 61/64    June        16.71    June        3.55   June         7.39   June        13.06
July       23 21/64    July        78 5/64     July        15.66    July        1.60   July         8.14   July        12.36
August     22 11/64    August     109 21/64    August      12.01    August      2.00   August       8.25   August      10.12
September  22 55/64    September   99          September    8.82    September   1.60   September    9.42   September   11.08
October    26 13/64    October     76 1/2      October      8.06    October     1.87   October     10.98
November   31 15/64    November    58 1/2      November     9.43    November    4.43   November    11.47
December   42 63/64    December    52 13/16    December     8.92    December    3.31   December    10.43

The closing price on October 20, 2004 was $10.44.

                         JDS UNIPHASE CORPORATION (JDSU)

     JDS Uniphase Corporation designs and manufactures fiber-optic products as well as optics technologies that provide solutions for industrial, commercial and consumer applications. JDS's communications products are deployed by system manufacturers in the telecommunications, data communications and cable television industries. JDS's Thin Film Products Group supplies non-communications businesses with laser subsystems products and thin-film products for a variety of applications.


            Closing                Closing               Closing             Closing            Closing              Closing
   1999      Price       2000       Price       2001      Price     2002      Price     2003     Price     2004       Price
   ----      -----       ----       -----       ----      -----     ----      -----     ----     -----     ----       -----
January    11 25/64    January    101 31/32    January     54.81   January     7.00   January     2.70    January     5.10
February   11 1/64     February   131 15/16    February    26.75   February    4.85   February    2.87    February    4.83
March      14 25/64    March      120 9/16     March       18.44   March       5.89   March       2.85    March       4.07
April      15 11/64    April      103 3/4      April       21.39   April       4.34   April       3.23    April       3.03
May        16 3/4      May         88          May         16.71   May         3.51   May         3.78    May         3.37
June       20 3/4      June       119 7/8      June        12.50   June        2.67   June        3.50    June        3.79
July       22 19/32    July       118 1/8      July         9.24   July        2.53   July        3.01    July        3.45
August     26 33/64    August     124 31/64    August       7.05   August      2.69   August      3.45    August      3.11
September  28 29/64    September   94 11/16    September    6.32   September   1.94   September   3.60    September   3.37
October    41 23/32    October     81 7/16     October      7.99   October     2.25   October     3.53
November   57 3/16     November    50 1/16     November    10.08   November    3.41   November    3.44
December   80 21/32    December    41 11/16    December     8.68   December    2.47   December    3.64

The closing price on October 20, 2004 was $3.32.



                          LUCENT TECHNOLOGIES INC (LU)

     Lucent Technologies Inc. designs and supplies systems, services and software used by communications service providers in communications networks. Lucent provides products and services such as wireless networks services, local and long distance voice, data, video and cable services, optical networking for the transmission of data, switches to route and control network traffic and software products that manage voice and data communications networks. Lucent is comprised of two distinct segments: Integrated Network Solutions, focusing on the needs of wireline service providers, and Mobility Solutions, focusing on the needs of wireless service providers. Lucent's two segments are supported by a number of central organizations. On August 20, 2004, Lucent acquired Telica, a provider of next-generation VoIP systems for service providers.


            Closing            Closing             Closing            Closing             Closing            Closing
   1999      Price     2000     Price     2001      Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----     ----      -----     ----     -----     ----      -----     ----     -----
January    56 9/32     January     55 1/2     January     18.60    January     6.52   January     1.86    January     4.48
February   50 25/32    February    59 1/2     February    11.59    February    5.56   February    1.64    February    4.19
March      54          March       62         March        9.97    March       4.73   March       1.47    March       4.11
April      60          April       62 9/16    April       10.01    April       4.60   April       1.80    April       3.37
May        56 7/8      May         57 1/4     May          7.88    May         4.65   May         2.21    May         3.57
June       67 7/16     June        58 3/4     June         6.21    June        1.66   June        2.03    June        3.78
July       65 1/16     July        43 3/4     July         6.70    July        1.75   July        1.75    July        3.05
August     64 1/16     August      42         August       6.82    August      1.73   August      1.89    August      3.13
September  64 7/8      September   30 1/2     September    5.73    September   0.76   September   2.16    September   3.17
October    64 1/4      October     23 5/16    October      6.70    October     1.23   October     3.20
November   74 1/2      November    15 9/16    November     7.32    November    1.77   November    3.20
December   75          December    13 1/2     December     6.30    December    1.26   December    2.84

The closing price on October 20, 2004 was $3.48.

                       MINDSPEED TECHNOLOGIES, INC. (MSPD)

     Mindspeed Technologies, Inc. provides semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks. Mindspeed's products include multiservice access products, T/E carrier products, high-performance analog products and network processor products. Mindspeed outsources its manufacturing needs and does not own or operate semiconductor manufacturing facilities.

            Closing            Closing            Closing            Closing             Closing            Closing
   1999      Price     2000     Price     2001     Price     2002     Price     2003      Price     2004     Price
   ----      -----     ----     -----     ----     -----     ----     -----     ----      -----     ----     -----
January       *      January     *      January     *       January    *      January      *       January    9.65
February      *      February    *      February    *       February   *      February     *       February   8.88
March         *      March       *      March       *       March      *      March        *       March      6.53
April         *      April       *      April       *       April      *      April        *       April      5.14
May           *      May         *      May         *       May        *      May          *       May        5.17
June          *      June        *      June        *       June       *      June        2.70     June       4.96
July          *      July        *      July        *       July       *      July        3.20     July       3.23
August        *      August      *      August      *       August     *      August      3.52     August     3.03
September     *      September   *      September   *       September  *      September   5.39     September  2.00
October       *      October     *      October     *       October    *      October     5.12
November      *      November    *      November    *       November   *      November    6.69
December      *      December    *      December    *       December   *      December    6.85

The closing price on October 20, 2004 was $1.86.



                              MOTOROLA, INC. (MOT)

     Motorola, Inc. develops, manufactures and markets communications and electronic products and systems. Motorola offers wireless telephone and messaging, two-way radio products and systems, networking and Internet-access products, end-to-end systems for the delivery of interactive digital video, voice and high-speed data solutions for broadband operators, embedded semiconductor solutions for consumers in the transportation, wireless communications and digital consumer/home networking markets, and embedded electronic systems for use in the automotive, communications, industrial, navigation, transportation and portable energy systems markets. Motorola markets and sells its products through its own sales force, distributors, retailers and value-added resellers.

            Closing             Closing               Closing            Closing             Closing             Closing
   1999      Price     2000      Price       2001      Price    2002      Price    2003       Price     2004      Price
   ----      -----     ----      -----       ----      -----    ----      -----    ----       -----     ----      -----
January    24 5/64    January    45 1/2     January    22.81   January    13.31   January      7.98    January    16.58
February   23 27/64   February   56 53/64   February   15.17   February   13.00   February     8.42    February   18.45
March      24 27/64   March      48 43/64   March      14.26   March      14.20   March        8.26    March      17.60
April      26 43/64   April      39 43/64   April      15.55   April      15.40   April        7.91    April      18.25
May        27 39/64   May        31 1/4     May        14.70   May        15.99   May          8.52    May        19.77
June       31 37/64   June       30         June       16.56   June       14.59   June         9.43    June       18.25
July       30 27/64   July       33 1/4     July       18.69   July       11.60   July         9.04    July       15.93
August     30 3/4     August     36 1/16    August     17.40   August     12.00   August      10.73    August     16.15
September  29 21/64   September  29 1/2     September  15.60   September  10.18   September   11.95    September  18.04
October    32 7/16    October    24 15/16   October    16.37   October     9.17   October     13.53
November   38 5/64    November   20 1/16    November   16.54   November   11.24   November    14.04
December   49 5/64    December   20 1/4     December   15.02   December    8.65   December    14.00

The closing price on October 20, 2004 was $17.09.

                        NORTEL NETWORKS CORPORATION (NT)

     Nortel Networks Corporation designs, develops, manufactures and markets networking products and services that support the Internet and other public and private data, voice and multimedia communications networks using wireline and wireless technologies. Nortel's business consists of the design, development, manufacture, assembly, marketing, sale, licensing, installation, servicing and support of its networking solutions.

            Closing             Closing             Closing            Closing            Closing            Closing
   1999      Price     2000      Price     2001      Price    2002      Price    2003      Price    2004      Price
   ----      -----     ----      -----     ----      -----    ----      -----    ----      -----    ----      -----

January    15 25/32   January    47 3/4   January    38.23   January     7.24   January     2.37   January     7.82
February   14 33/64   February   55 7/8   February   18.49   February    5.07   February    2.15   February    7.97
March      15 17/32   March      63       March      14.05   March       4.49   March       2.08   March       5.94
April      17 3/64    April      56       April      15.30   April       3.40   April       2.58   April       3.74
May        18 3/4     May        54 1/8   May        13.33   May         2.21   May         3.14   May         3.83
June       21 45/64   June       68 7/8   June        9.03   June        1.45   June        2.70   June        4.99
July       22 5/32    July       74       July        8.00   July        0.97   July        2.95   July        3.66
August     20 17/32   August     81 1/2   August      6.26   August      1.05   August      3.24   August      3.76
September  25 1/2     September  59 1/2   September   5.61   September   0.54   September   4.10   September   3.40
October    30 31/32   October    45 1/2   October     5.81   October     1.23   October     4.44
November   36 15/16   November   37 3/4   November    7.80   November    1.94   November    4.51
December   50 1/2     December   32 1/16  December    7.46   December    1.61   December    4.23

The closing price on October 20, 2004 was $3.36.



                             PMC-SIERRA, INC. (PMCS)

     PMC-Sierra, Inc. designs, develops, markets and supports high-speed broadband communications semiconductors and MIPS-based processors for enterprise, access, metro, storage, wireless infrastructure and advanced consumer electronics equipment. PMC-Sierra's semiconductor devices are sold to equipment manufacturers, who in turn supply their equipment principally to communications network service providers and enterprises.

            Closing                Closing                Closing            Closing             Closing            Closing
   1999      Price       2000       Price        2001      Price     2002     Price     2003      Price     2004     Price
   ----      -----       ----       -----        ----      -----     ----     -----     ----      -----     ----     -----
January    18 37/64    January     90 1/4      January     75.56   January    23.87   January      5.50   January    21.85
February   17 23/32    February   193 1/16     February    33.50   February   14.61   February     5.66   February   19.90
March      17 51/64    March      203 11/16    March       24.74   March      16.28   March        5.95   March      16.97
April      23 31/32    April      191 7/8      April       41.60   April      15.56   April        8.26   April      12.14
 May       24 9/32     May        153 1/4      May         31.30   May        14.22   May         10.86   May        14.10
June       29 15/32    June       177 11/16    June        31.07   June        9.27   June        11.73   June       14.35
July       39 1/8      July       193 13/16    July        30.31   July        9.55   July        12.27   July       11.88
August     46 1/2      August     236          August      30.75   August      7.01   August      14.25   August      9.34
September  46 1/4      September  215 1/4      September   10.27   September   3.88   September   13.19   September   8.81
October    47 1/8      October    169 1/2      October     16.23   October     4.87   October     18.17
November   51 17/32    November    92 3/16     November    22.79   November    8.17   November    20.36
December   80 5/32     December    78 5/8      December    21.26   December    5.56   December    20.10

The closing price on October 20, 2004 was $9.00.

                          QUALCOMM INCORPORATED (QCOM)

     Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Qualcomm developed Code Division Multiple Access (CDMA) technology, which is a communications industry standard for digital wireless networks. Qualcomm is therefore able to license its intellectual property to customers and to integrate its CDMA technology into its own products. Additionally, Qualcomm develops and supplies CDMA-based integrated circuits and system software for wireless voice and data communications. Qualcomm also develops and supplies global positioning system products to wireless device and infrastructure manufacturers. Qualcomm markets and sells its products and CDMA technology through its own direct sales force and through third parties.

            Closing                Closing              Closing             Closing            Closing             Closing
   1999      Price       2000       Price      2001      Price     2002      Price     2003     Price     2004      Price
   ----      -----       ----       -----      ----      -----     ----      -----     ----     -----     ----      -----
January      8 15/64   January    127         January     84.06   January    44.05   January    37.66   January     58.61
February     9 1/8     February   142 7/16    February    54.81   February   33.25   February   34.58   February    63.09
March       15 35/64   March      149 5/16    March       56.62   March      37.64   March      37.50   March       66.29
April       25         April      108 7/16    April       57.36   April      30.16   April      31.88   April       62.46
May         24 5/16    May         66 3/8     May         60.74   May        31.64   May        33.55   May         67.07
June        35 7/8     June        60         June        58.48   June       27.49   June       36.03   June        36.49
July        39         July        64 15/16   July        63.23   July       27.48   July       37.48   July        34.61
August      48 3/64    August      59 7/8     August      58.85   August     27.71   August     41.33   August      38.05
September   47 19/64   September   71 1/4     September   47.54   September  27.62   September  41.67   September   39.04
October     55 11/16   October     65 7/64    October     49.12   October    34.52   October    47.49
November    90 27/64   November    80 1/4     November    58.72   November   41.22   November   44.55
December   176 1/8     December    82 3/16    December    50.50   December   36.39   December   53.93


The closing price on October 20, 2004 was $43.41.



                          RF MICRO DEVICES, INC. (RFMD)

     RF Micro Devices, Inc. designs, develops, manufactures and markets radio frequency integrated circuits, which are included in cellular and personal communications service phones, base stations, wireless local area networks and cable television modems. RF Micro Devices' products include the amplifiers, mixers, modulators/demodulators, transmitters and receivers which are used in wireless equipment. RF Micro Devices markets and sells its products through its own direct sales force and through third parties.

            Closing             Closing               Closing             Closing             Closing            Closing
   1999      Price     2000      Price       2001      Price     2002      Price     2003      Price     2004     Price
   ----      -----     ----      -----       ----      -----     ----      -----     ----      -----     ----     -----
January      9 3/64   January    40 1/2     January    21.63   January     18.31   January      5.62   January     9.49
February     9 5/8    February   69 5/32    February   11.12   February    15.64   February     6.54   February    9.23
March      11 31/32   March      67 3/16    March      11.69   March       17.90   March        6.00   March       8.46
April      13 31/32   April      52 1/32    April      29.38   April       17.40   April        4.72   April       7.36
May        10 21/32   May        52 1/2     May        26.08   May         16.41   May          5.64   May         7.97
June       18 21/32   June       43 13/16   June       26.97   June         7.62   June         5.90   June        7.50
July       19 7/64    July       37 11/16   July       27.36   July         6.66   July         7.37   July        5.92
August     21 31/32   August     44 5/8     August     25.46   August       6.69   August       8.83   August      5.12
September  22 7/8     September  32         September  16.60   September    6.00   September    9.24   September   6.34
October    25 13/16   October    19 15/16   October    20.44   October      8.48   October     11.69
November   33 31/32   November   19         November   24.25   November    12.19   November    11.71
December   34 7/32    December   27 7/16    December   19.23   December     7.33   December    10.06

The closing price on October 20, 2004 was $6.74.

                         SCIENTIFIC-ATLANTA, INC. (SFA)

     Scientific-Atlanta, Inc. manufactures and supplies products and services for the cable television industry. Scientific-Atlanta's products include satellite communications equipment that transports programming from its source to geographically distributed headends, optical communications products that transport information within metropolitan areas to individual neighborhoods, radio frequency electronics products that provide connectivity within the neighborhoods to each consumer's home, as well as digital interactive set-top boxes, high-speed cable modems and home networking products.

            Closing              Closing              Closing            Closing            Closing            Closing
   1999      Price      2000      Price      2001      Price    2002      Price    2003      Price     2004     Price
   ----      -----      ----      -----      ----      -----    ----      -----    ----      -----     ----     -----
January    15 9/16    January    38 17/32   January    60.00   January    26.48   January    11.10    January    33.84
February   16 7/32    February   51 11/32   February   46.90   February   22.37   February   13.13    February   33.10
March      13 5/8     March      63 1/4     March      41.59   March      23.10   March      13.74    March      32.34
April      15 7/8     April      65 1/16    April      57.73   April      20.00   April      16.25    April      32.39
May        17 21/32   May        56 3/8     May        52.51   May        19.45   May        19.69    May        34.42
June       18         June       74 1/2     June       40.60   June       16.45   June       23.84    June       34.50
July       18 1/4     July       76 3/4     July       25.45   July       12.65   July       30.29    July       30.75
August     25 5/8     August     77 9/16    August     20.54   August     14.74   August     34.00    August     27.24
September  24 25/32   September  63 5/8     September  17.50   September  12.51   September  31.15    September  25.92
October    28 5/8     October    68 7/16    October    20.87   October    12.21   October    29.60
November   29 7/32    November   40 3/8     November   26.89   November   13.50   November   28.88
December   27 15/16   December   32 9/16    December   23.94   December   11.86   December   27.30

The closing price on October 20, 2004 was $28.16.



                         SKYWORKS SOLUTIONS, INC. (SWKS)

     Skyworks Solutions, Inc. manufactures and markets proprietary radio frequency (RF) and cellular system solutions for wireless communications. Skyworks products include front-end modules, RF subsystems, cellular systems, and infrastructure products.

            Closing              Closing              Closing            Closing            Closing            Closing
   1999      Price      2000      Price      2001      Price    2002      Price    2003      Price     2004     Price
   ----      -----      ----      -----      ----      -----    ----      -----    ----      -----     ----     -----
January    13.33      January    41.88      January    30.00   January    21.06   January    6.96     January    10.61
February   10.19      February   72.59      February   16.12   February   15.41   February   6.98     February   11.27
March       9.19      March      47.50      March      15.75   March      15.25   March      6.23     March      11.67
April      17.62      April      52.00      April      24.57   April      12.25   April      5.35     April       8.55
May        17.41      May        46.06      May        22.00   May        10.19   May        7.48     May         8.94
June       23.81      June       44.06      June       29.55   June        5.55   June       6.77     June        8.73
July       25.50      July       34.06      July       38.12   July        2.90   July       8.50     July        8.38
August     28.47      August     50.44      August     31.76   August      4.20   August    11.36     August      8.33
September  28.20      September  34.06      September  19.37   September   4.53   September  9.10     September   9.48
October    27.62      October    39.88      October    23.28   October     7.10   October    8.58
November   30.25      November   30.56      November   24.00   November   12.05   November   8.78
December   28.66      December   37.00      December   21.80   December    8.62   December   8.70

The closing price on October 20, 2004 was $10.00.

                         SYCAMORE NETWORKS, INC. (SCMR)

     Sycamore Networks, Inc. creates optical networking products that enable telecommunications service providers to transform the capacity created by their fiber-optic networks into an infrastructure for the delivery of high-bandwidth services. Sycamore's customers include local and long distance carriers, international carriers, Internet Service Providers, and other telecommunications service providers. Sycamore also offers services such as engineering, furnishing, installation and testing.

            Closing                Closing              Closing            Closing            Closing            Closing
   1999      Price       2000       Price      2001      Price     2002     Price     2003     Price     2004     Price
   ----      -----       ----       -----      ----      -----     ----     -----     ----     -----     ----     -----
January        *       January    106 21/64   January    35.25   January     4.71   January     3.09   January     5.59
February       *       February   148         February   18.12   February    3.49   February    3.06   February    4.70
March          *       March      129         March      10.00   March       3.95   March       3.05   March       4.08
April          *       April       78 1/2     April       9.52   April       3.38   April       3.23   April       3.70
May            *       May         83 5/8     May        10.13   May         3.59   May         4.21   May         4.41
June           *       June       110 3/8     June        9.32   June        3.86   June        3.82   June        4.23
July           *       July       123 5/16    July        7.00   July        2.80   July        4.13   July        3.74
August         *       August     137 1/2     August      5.61   August      2.85   August      4.22   August      3.81
September      *       September  108         September   3.48   September   2.35   September   4.90   September   3.73
October     71 43/64   October     63 1/4     October     4.41   October     2.50   October     5.03
November    74         November    41 7/16    November    5.24   November    3.10   November    5.33
December   102 43/64   December    37 1/4     December    5.36   December    2.89   December    5.22

The closing price on October 20, 2004 was $3.65.



                               TELLABS INC. (TLAB)

     Tellabs Inc. develops, manufactures and markets network systems and voice, data and video transmission systems. Tellabs' products include optical networking systems, next-generation synchronous digital hierarchy systems, managed access systems, voice-quality enhancement systems data solutions and cable telephony products. Tellabs also provides installation and professional services that support its product offerings. Tellabs' customer base includes incumbent local carriers, independent telephone companies, interexchange carriers and Internet service providers.

            Closing              Closing               Closing            Closing            Closing            Closing
   1999      Price       2000     Price        2001     Price     2002     Price     2003     Price     2004     Price
   ----      -----       ----     -----        ----     -----     ----     -----     ----     -----     ----     -----
January     42 7/8     January    54         January    64.81   January    15.46   January     7.79   January     9.76
February    40 1/32    February   48         February   43.56   February   10.26   February    6.09   February    9.66
March       48 7/8     March      62 63/64   March      40.69   March      10.47   March       5.79   March       8.66
April       54 45/64   April      54 13/16   April      35.11   April       8.49   April       6.15   April       8.73
May         58 1/2     May        64 15/16   May        34.01   May         9.66   May         7.92   May         7.94
June        67 9/16    June       68 7/16    June       19.38   June        6.20   June        6.56   June        8.74
July        61 9/16    July       65         July       16.47   July        5.73   July        6.61   July        8.91
August      59 9/16    August     56 3/16    August     13.32   August      5.65   August      6.49   August      9.07
September   56 15/16   September  47 3/4     September   9.88   September   4.07   September   6.81   September   9.19
October     63 1/4     October    49 15/16   October    13.65   October     7.68   October     7.53
November    64 7/8     November   53         November   15.28   November    8.87   November    8.01
December    64 3/16    December   56 1/2     December   14.96   December    7.27   December    8.41

The closing price on October 20, 2004 was $8.87.

                   TERAYON COMMUNICATIONS SYSTEMS, INC. (TERN)

     Terayon Communication Systems, Inc. develops, markets and sells proprietary-based modems and cable modem termination systems (CMTSs), customer premise equipment (CPE) (including cable modems), embedded multimedia terminal adapters and digital video equipment. The Company's CMTS and CPE products enable cable operators to deliver and manage broadband Internet access and voice over Internet protocol telephone service. Its digital video equipment allows cable operators, satellite providers and broadcasters to deliver digital video services. As of December 31, 2003, Terayon completed the transition from selling proprietary-based products to selling standards-based products. Due primarily to the adoption of Data Over Cable System Interface Specification (DOCSIS) and the Company's position as the only vendor of a DOCSIS 2.0 CMTS, qualified by Cable Television Laboratories, Inc., the Company now sells DOCSIS CMTS and cable modems to United States cable operators, as well as to other customers worldwide.

              Closing                Closing               Closing            Closing            Closing            Closing
    1999       Price       2000       Price      2001       Price     2002     Price     2003     Price     2004     Price
    ----       -----       ----       -----      ----       -----     ----     -----     ----     -----     ----     -----
January      20 1/4      January     53 1/2     January      6.50   January     6.98   January     2.27   January     4.79
February     15 17/32    February   128 9/16    February     5.53   February    5.91   February    1.96   February    4.42
March        20          March      102 1/2     March        4.56   March       8.48   March       1.71   March       3.42
April        20 3/16     April       46 1/2     April        4.76   April       2.40   April       1.93   April       2.90
May          16 1/16     May         55 1/2     May          5.88   May         2.84   May         2.96   May         2.75
June         27 15/16    June        64 1/4     June         6.12   June        1.33   June        2.71   June        2.34
July         19 9/16     July        51         July         6.52   July        1.30   July        4.94   July        1.74
August       18          August      55 1/2     August       4.17   August      3.13   August      6.51   August      1.63
September    24 7/16     September   33 15/16   September    7.19   September   2.32   September   5.76   September   2.12
October      21 7/8      October     22 3/8     October     11.35   October     2.00   October     6.87
November     31 1/32     November    12 3/8     November    12.06   November    2.38   November    5.98
December     31 13/32    December     4 1/16    December     8.27   December    2.05   December    4.50

The closing price on October 20, 2004 was $1.60.

                            [BROADBAND HOLDRS logo]






                        1,000,000,000 Depositary Receipts

                            Broadband HOLDRS(SM) Trust


                        ---------------------------------

                               P R O S P E C T U S

                        ---------------------------------

                                October 25, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (iv) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (v) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (vi) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (vii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (viii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.

                              Merrill Lynch, Pierce, Fenner & Smith Incorporated


                              By:                        *
                                   ---------------------------------------------
                                   Name:  John J. Fosina
                                   Title: Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2004.



                  Signature                             Title
                  ---------                             -----

                      *                         Chief Executive Officer,
     -----------------------------------        Chairman of the Board
               James P. Gorman


                      *                         Director
     -----------------------------------
                 Do Woo Kim


                      *                         Director
     -----------------------------------
              Carlos M. Morales


                      *                         Director
     -----------------------------------
             Candace E. Browning


                      *                         Director
     -----------------------------------
             Gregory J. Fleming


                      *                         Controller
     -----------------------------------
               Joseph F. Regan


*By:       /s/ Mitchell M. Cox                  Attorney-in-Fact
     -----------------------------------
               Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 22, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*4.2 Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Broadband HOLDRS Receipts, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on March 15, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*8.2 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 5 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.1 Power of Attorney (included in Part II of the Registration Statement), filed on February 28, 2000 as part of the registration statement filed on form S-1 for Broadband HOLDRS.

*24.2 Power of Attorney of Dominic Carone, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on form S-1 for Broadband HOLDRS.

*24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, Thomas A. Patrick and Dominic A. Carone.

*24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.

 24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.


*Previously filed.